                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 4 to Form S-3 of our report (which contains an explanatory paragraph relating to the ability of Harvard Industries, Inc. to continue as a going concern) dated November 14, 1997, except for Note 9 as to which the date is December 29, 1997, relating to the financial statements which appear in the Annual Report of Harvard Industries, Inc. on Amendment No. 2 to Form 10-K/A, for the year ended September 30, 1998.

   /s/ PRICEWATERHOUSECOOPERS LLP
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      PricewaterhouseCoopers LLP

400 N. Ashley Street
Tampa, FL
November 17, 1999